Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2011 and unaudited pro forma condensed combined statements of income for the year ended December 31, 2010 and the nine months ended September 30, 2011, and the accompanying notes thereto, have been provided to illustrate the effects of the Company’s acquisition (the “Lundbeck Acquisition”) of the Nembutal®, Diuril® and Cogentin® Product lines of Lundbeck LLC (the “Lundbeck Product Lines”) on our historical balance sheet as of September 30, 2011 and statements of income for the year ended December 31, 2010 and the nine months ended September 30, 2011.  We paid $45.0 million at closing on December 22, 2011 for the acquired product rights, plus an additional $4.6 million in the first quarter of 2012 for existing inventories, and will owe $15.0 million on the third anniversary of purchase if subsequent sales exceed the required minimum levels.

The unaudited pro forma condensed combined balance sheet gives effect to the Lundbeck Acquisition as if it had occurred on September 30, 2011.  The unaudited pro forma condensed combined statements of income give effect to the Lundbeck Acquisition as if it had occurred on January 1, 2010.  The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not purport to represent our financial condition had the Lundbeck Acquisition occurred as of the respective dates indicated above.  Further, the unaudited pro forma condensed combined financial information does not purport to project our future financial position or operating results as of any future date or for any future period.

The unaudited pro forma condensed combined financial information has been derived by the application of pro forma adjustments to the historical audited and unaudited financial statements of Akorn, Inc. and the audited special purpose financial statements for the Lundbeck Product Lines.  The pro forma adjustments and certain assumptions underlying these adjustments, using the purchase method of accounting, are described in the accompanying notes.  The pro forma adjustments are based on estimates, available information and certain assumptions that we believe are reasonable.  These pro forma adjustments do not include any cost savings from synergies or the costs of integration that have occurred or may occur as a result of the Lundbeck Acquisition.

This information should be read in conjunction with (i) the accoumpanying notes to the unaudited pro forma condensed combined financial statements, (ii) the Akorn, Inc. historical audited financial statements as of and for the year ended December 31, 2010 included in its Annual Report on Form 10-K for the year ended December 31, 2010, and unaudited financial statements for the nine months ended September 30, 2011 included in its quarterly report on Form 10-Q for the period ended September 30, 2011, and (iii) the historical audited special purpose financial statements of the Lundbeck Product Lines included in Item 99.1 to this Current Report on Form 8-K/A.

AKORN, INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2011
(IN THOUSANDS, EXCEPT SHARE DATA)

	Akorn, Inc.
	and	Lundbeck	Pro Forma
	Subsidiaries	Product Lines	Adjustments	Notes	Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$126,608		$(45,000)	(1)	$81,608
Trade accounts receivable, net	19,861	4,078	(3,163)	(2)	20,776
Inventories	30,488	2,301			32,789
Deferred taxes, current	12,505				12,505
Prepaid expenses and other current assets	3,063				3,063
TOTAL CURRENT ASSETS	192,525	6,379	(48,163)		150,741
PROPERTY, PLANT AND EQUIPMENT, NET	40,500		50	(3)	40,550
OTHER LONG-TERM ASSETS:
Goodwill	11,788				11,788
Other intangibles, net	21,125	5,684	53,173	(4)	79,982
Deferred financing costs	3,635				3,635
Long-term investments	10,000				10,000
Other	338				338
TOTAL OTHER LONG-TERM ASSETS	46,886	5,684	53,173		105,743
TOTAL ASSETS	$279,911	$12,063	$5,060		$297,034

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$11,560	$258	$2,301	(1)	$14,119
Accrued compensation	3,660				3,660
Accrued expenses and other liabilities	6,064	3,617	(3,163)	(2)	6,518
TOTAL CURRENT LIABILITIES	21,284	3,875	(862)		24,297
LONG-TERM LIABILITIES:
Long-term debt	99,893				99,893
Purchase consideration payable	-		14,140	(1)	14,140
Deferred taxes, non-current	5,817				5,817
Lease incentive obligations	1,004				1,004
Product warranty liability	1,299				1,299
TOTAL LONG-TERM LIABILITIES	108,013	-	14,140		122,153
TOTAL LIABILITIES	129,297	3,875	13,278		146,450
SHAREHOLDERS' EQUITY:
Common stock, no par value -- 150,000,000 shares authorized,
94,682,205 shares issued and outstanding at
September 30, 2011	210,775				210,775
Warrants to acquire common stock	17,946				17,946
Accumulated deficit	(78,107)		(30)	(5)	(78,137)
TOTAL SHAREHOLDERS' EQUITY	150,614	-	(30)		150,584
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$279,911	$3,875	$13,248		$297,034

See notes to the unaudited pro forma condensed combined financial statements.

AKORN, INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2010
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Akorn, Inc.	Lundbeck	Pro Forma
	& Sub's.	Product Lines	Adjustments	Notes	Pro Forma

Revenues	$86,409	$34,748	$-		$121,157
Cost of sales	43,944	8,014	-		51,958
GROSS PROFIT	42,465	26,734	-		69,199

Selling, general and administrative expenses	22,721	2,434			25,155
Research and development expenses	6,975	-	-		6,975
Amortization of intangibles	1,497	9,816	(5,848)	(6)	5,465
TOTAL OPERATING EXPENSES	31,193	12,250	(5,848)		37,595

OPERATING INCOME	11,272	14,484	5,848		31,604

Amortization of deferred financing costs	(2,841)	-	-		(2,841)
Interest expense, net	(942)	-	(1,175)	(7)	(2,117)
Equity in earnings of unconsolidated joint venture	23,368	-	-		23,368
Change in fair value of warrants liability	(8,881)	-	-		(8,881)
INCOME BEFORE INCOME TAXES	21,976	14,484	4,673		41,133
Income tax provision (benefit)	152	-	132	(8)	284
NET INCOME	$21,824	$14,484	$4,540		$40,848

NET INCOME PER SHARE:
BASIC	$0.24				$0.44
DILUTED	$0.22				$0.41

SHARES USED IN COMPUTING NET INCOME
PER SHARE:
BASIC	92,801				92,801
DILUTED	99,250				99,250

See notes to the unaudited pro forma condensed combined financial statements.

AKORN, INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2011
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Akorn, Inc.	Lundbeck	Pro Forma
	& Sub's.	Product Lines	Adjustments	Notes	Pro Forma

Revenues	$94,295	$31,568	$-		$125,863
Cost of sales	40,181	3,902	-		44,083
GROSS PROFIT	54,114	27,666	-		81,780

Selling, general and administrative expenses	23,539	1,896			25,435
Research and development expenses	7,763	-	-		7,763
Amortization of intangibles	1,074	1,750	1,226	(6)	4,050
TOTAL OPERATING EXPENSES	32,376	3,646	1,226		37,248

OPERATING INCOME	21,738	24,020	(1,226)		44,532

Amortization of deferred financing costs	(1,761)	-	-		(1,761)
Interest expense, net	(2,481)	-	(885)	(7)	(3,366)
Equity in earnings of unconsolidated joint venture	14,530	-	-		14,530
Change in fair value of warrants liability	-	-	-		-
INCOME BEFORE INCOME TAXES	32,026	24,020	(2,111)		53,935
Income tax provision (benefit)	(5,254)	-	16,293	(8)	11,039
NET INCOME	$37,280	$24,020	$(18,404)		$42,896

NET INCOME PER SHARE:
BASIC	$0.39				$0.45
DILUTED	$0.36				$0.41

SHARES USED IN COMPUTING NET INCOME
PER SHARE:
BASIC	94,477				94,477
DILUTED	103,524				103,524

See notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

On December 22, 2011, Oak Pharmaceuticals, Inc. (“Oak Pharma”), a wholly-owned subsidiary of  Akorn, Inc. (the “Company”), entered into an Asset Sale and Purchase Agreement (the “Lundbeck Agreement”) with Lundbeck, Inc. (“Lundbeck”) for the purchase of the product rights to three branded, off-patent pharmaceuticals, Nembutal®, Diuril and Cogentin (the “Lundbeck Products”).  The purchase price included $45.0 million in initial consideration paid at closing, approximately $4.6 million paid shortly after closing to acquire Lundbeck’s existing inventories of the Lundbeck Products, and $15.0 million to be paid on the third anniversary of closing.  The initial $45 million and subsequent $15.0 million are subject to reduction if sales targets are not met for the first three year and the next three years, respectively, after closing.

The unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the Lundbeck Acquisition. The unaudited pro forma condensed combined balance sheet as of September 30, 2011 illustrates the estimated effects of the Lundbeck Acquisition as if the transaction had occurred on September 30, 2011.  The unaudited pro forma condensed combined statements of income for the year ended December 31, 2010 and the nine months ended September 30, 2011 set forth the estimated effects of the Lundbeck Acquisition had the transaction occurred on January 1, 2010.  The unaudited pro forma condensed combined income statements do not reflect the impact of any actual or anticipated synergies expected to result from the transaction, or any incremental expenses that have been or may be incurred in connection with the Lundbeck Products or their integration into the Company’s overall operations.

The financial statements for the Lundbeck Products include a special purpose statement of assets acquired and liabilities assumed as of September 30, 2011 and statements of revenues and direct expenses for the year ended December 31, 2010 and the nine months ended September 30, 2011.  As more fully described in the Notes to Special Purpose Financial Statements included within Exhibit 99.1 to this report on Form 8-K/A, the Lundbeck Products were not operated as a separate business unit by Lundbeck and did not have their own financial statements.  The Special Purpose Financial Statements of the Lundbeck Products are not complete financial statements, but represent just the revenues, direct expenses, assets and liabilities attributable to the Lundbeck Products.  Certain amounts presented represent estimates or allocations.

2.	NOTES TO UNAUDITED PRO FORMA ADJUSTMENTS

Note 1.                   Lundbeck Products Acquisition Payments

Cash and cash equivalents:   The initial purchase price of $45.0 million that was paid upon closing the Lundbeck Acquisition has been deducted from the cash and cash equivalents balance on the unaudited pro forma condensed combined balance sheet as of September 30, 2011.

Trade accounts payable:  Trade accounts payable has been increased by $2.3 million to equal the stated value of the Lundbeck Products inventory as of September 30, 2011, under the assumption that the Company would be paying Lundbeck separately for this inventory, as it did in the actual Lundbeck Acqusition.

Purchase consideration payable:  Purchase consideration payable – a long-term liability – has been increased by $14.1 million to reflect (1) the present value of the subseqent $15.0 million in consideration payable on the third anniversary of closing, and (2) the present value of the unfavorable supply agreement that was assigned from Lundbeck to the Company upon closing the Lundbeck Acquisition.

Note 2.                   Reclassifications

Accounts receivable, net and Accrued returns and rebates:  Accrued returns and rebates, which are presented as a liability on the on the Special Purpose Statement of Assets Acquired and Liabilities Assumed of the Lundbeck Products as of September 30, 2011, have been reclassified as a reduction to Accounts receivable, net on the accompanying unaudited pro forma condensed combined balance sheet of Akorn, Inc. in order to conform with the Company’s presentation.

Note 3.                   Property, Plant and Equipment

Ownership of various manufacturing equipment was transferred from Lundbeck to the Company upon closing the Lundbeck Acquisition.  This equipment carried no book value on Lundbeck’s books as of September 30, 2011, but was deemed by the Company to have a fair value of $50,000.  Accordingly, an adjustment was recorded on the unaudited pro forma condensed combined balance sheet as of September 30, 2011 to increase the value of property, plant and equipment by $50,000 to reflect the acquisition of this manufacturing equipment.

Note 4.                   Other Intangibles, Net

Other intangibles, net was increased by $53.2 million on the unaudited pro forma condensed combined balance sheet as of September 30, 2011 to reflect the pro forma fair value of the product licensing rights acquired by the Company from Lundbeck.  The fair value of the product licensing rights has been calculated as the difference between the total purchase consideration paid and payable to Lundbeck and the pro forma fair value of the assets acquired, less the liabilities assumed as if the Lundbeck Acquisition had taken place on September 30, 2011.

Note 5.                   Acquisition-related Costs

Acquisition-related Costs includes $50,000 of outside legal expenses incurred by the Company shortly before completing the Lundbeck Acquisition.  These costs, net of tax, have been added on a pro forma basis to the Company’s accumulated deficit as of September 30, 2011.

Note 6.                   Amortization of Intangibles

Amortization of intangibles has been adjusted on the unaudited pro forma condensed combined statements of income for the year ended December 31, 2010 and nine months ended September 30, 2011 based on the actual valuation and estimated useful life assigned by the Company to the acquired product licensing rights through its accounting for the business combination.  Accordingly, the amortization of intangibles related to the Lundbeck Products was adjusted to equal approximately $4.0 million for the year ended December 31, 2010 and $3.0 million for the nine months ended September 30, 2011.

Note 7.                   Interest Expense, Net

Interest expense, net has been pro forma adjusted to reflect:  (1) the use of the Company’s cash reserves to fund the Lundbeck Acquisition, net of the pro forma positive operating cash flow generated from the Lundbeck Products, and (2) the non-cash interest accrued on the Company’s obligation to pay additional consideration of $15.0 million to Lundbeck on the third anniversary of closing the Lundbeck Acquisition.

It has been assumed for purposes of the unaudited pro forma condensed combined statements of income that the Company had sufficient cash resources as of January 1, 2010 to finance the acquisition without needing to obtain new external financing.  Accordingly, the unaudited pro forma condensed combined statements of income include pro forma adjustments to reflect incremental interest expense equal to the estimated interest income lost from the Company having lower cash reserves.  The Company had been earning interest income of approximately 35 basis points (0.35%) on its cash reserves.  Applying this interest rate to the pro forma estimated net cash impact of the Lundbeck Acquisition, the Company has recorded adjustments to increase interest expense, net by $138,000 and $46,000 on the unaudited pro forma condensed combined income statements for the year ended December 31, 2010 and nine months ended September 30, 2011, respectively.

The Company discounted to a present value of $11.6 million its obligation to pay $15.0 million of additional consideration Lundbeck on the third anniversary of closing, using an assumed discount rate of approximately 8.6%.  Non-cash interest expense is being accrued over the three-year discount period.  Accordingly, the attached unaudited pro forma condensed combined statements of income for the year ended December 31, 2010 and nine months ended September 30, 2011 include adjustments to record non-cash interest expense in the amounts of $1,037,000 and $839,000, respectively.

Note 8.                   Income Tax Provision/(Benefit), Net

Income taxes have been pro forma adjusted based on pro forma income before income taxes generated by the Lundbeck Products and the Company’s effective tax rate for the year ended December 31, 2010 and the nine months ended September 30, 2011.

The Company has addded $132,000 of income tax provision related to the Lundbeck Products for the year ended December 31, 2010, which equals the Lundbeck Products pro forma income before income taxes for the year multiplied by the effective income tax provision rate of 0.7%.  During the year ended December 31, 2010, the Company provided for income taxes at a rate of approximately 0.7% of pre-tax income.  This rate reflected certain minimum state income taxes due.  The Company did not provide for Federal income taxes in 2010 because its pre-tax income was resulting in exhaustion of valuation reserves against its deferred tax assets.  These valuation reserves were related to large, historic net operating loss carry-forwards for which the Company had significant doubt about being able to utilize.

The income tax provision for the nine months ended September 30, 2011 has been increased on a pro forma basis by $16,293,000 related to the income before income taxes of the Lundbeck Products.  This represents a provision of 40.0% against the pro forma adjusted pre-tax income of the Lundbeck Products during the nine months ended September 30, 2011 and the year ended December 31, 2010 combined, less the $132,000 of pro forma income tax provision recorded on the unaudited pro forma condensed combined income statement for the year ended December 31, 2010.  The Company was carrying valuation reserves against its deferred tax assets until it reversed its remaining reserves in the quarter ended September 30, 2011.  The 2010 pre-tax income from the Lundbeck Products would have reduced the Company’s net operating loss carry-forwards and valuation reserves against deferred tax assets, resulting in a smaller income tax benefit from reversal of the reserves.